UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HYPERFEED TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Paul Pluschkell
President and Chief Executive Officer

Dear Stockholder:

I am pleased to invite you to the annual meeting of stockholders of HyperFeed Technologies, Inc. to be held on Friday, May 13, 2005 at 9:00 a.m., local time, at the Museum of Contemporary Art, 700 Prospect Street, La Jolla, California.

In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about HyperFeed Technologies, Inc.

Please note that only stockholders of record at the close of business on March 28, 2005, may vote at the meeting. Your vote is important to us and to our business. Whether or not you plan to attend the special meeting, please complete, date, sign, and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,

PAUL PLUSCHKELL

April 12, 2005

HyperFeed Technologies, Inc.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON

May 13, 2005

TO THE STOCKHOLDERS OF
HYPERFEED TECHNOLOGIES, INC.

Our annual meeting of stockholders will be held on Friday, May 13, 2005 at 9:00 a.m., local time, at the Museum of Contemporary Art, 700 Prospect Street, La Jolla, California, for the following purposes:

1. To elect five (5) members to our Board of Directors.

2. To approve and ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2005.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement.

Only holders of record of our common stock at the close of business on March 28, 2005, will be entitled to notice of, and to vote at, our annual meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote will be kept at HyperFeed at 300 South Wacker Drive, Chicago, Illinois 60606, for ten days before the meeting and will be available at the place of the annual meeting.

By order of the Board of Directors

RANDALL J. FRAPART
Senior Vice President and Chief Financial Officer

Chicago, Illinois
April 12, 2005

HyperFeed Technologies, Inc.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

PROXY STATEMENT

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the annual meeting of our stockholders, to be held on Friday, May 13, 2005 at 9:00 a.m., local time, at the Museum of Contemporary Art, 700 Prospect Street, La Jolla, California. In addition to solicitation of proxies by mail, proxies may be solicited by our directors, officers and regular employees by personal interview, telephone or telegram, and we will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by them. We will pay the expense of all such solicitation, including printing and mailing. Any proxy may be revoked at any time before its exercise, by written notice to our Secretary or by attending the meeting and electing to vote in person. This Proxy Statement and the accompanying proxy were initially mailed to stockholders on or about April 12, 2005.

Only holders of record of our common stock at the close of business on March 28, 2005 will be entitled to vote at the meeting or any adjournment or postponement thereof. As of March 28, 2005, 3,089,493 shares of our common stock were outstanding.

Each share of our common stock that you own entitles you to one vote. Holders of shares of our voting stock are not entitled to cumulate their votes in the election of directors. A majority of the outstanding shares of our voting stock present in person or by proxy at the annual meeting shall constitute a quorum at the meeting. In determining whether a quorum exists at the meeting for purposes of all matters to be voted on, all votes “for” or “against,” all abstentions (including votes to withhold authority to vote in certain cases) and broker non-votes, will be counted.

The directors nominated shall be elected by a plurality of the votes cast at the annual meeting. This means that the director nominees with the most affirmative votes are elected to fill the available seats. Approval of proposals other than the election of directors requires the affirmative vote of a majority of our outstanding common stock present in person or by proxy at the annual meeting. Abstentions with respect to proposal 2 and 3 will be counted as present for purposes of determining whether quorum exists, while broker non-votes will not be counted present for purposes of determining whether quorum exists. Thus, an abstention will have the same effect as a vote “against” such proposals while a broker non-vote will have no effect.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Board currently is composed of five (5) directors.

Our directors are elected or appointed to serve until the next annual meeting, or until their successors are elected and shall have qualified. There are five (5) nominees for election as directors at this annual meeting. All nominees have served as directors since our last annual meeting, except Mr. Campbell. Each of the nominees for election as directors was recommended by a security holder.

The proxies returned pursuant to this solicitation will be voted by the persons named therein for the election as directors of the persons named below, which persons constitute the Board’s nominees for election of directors. If any nominee is unable to accept the office of director (which is not presently anticipated), the persons named in the proxies will vote for the election of such other persons as they shall determine. The Board recommends that you vote in favor of electing the five (5) nominees.

Information concerning each of the nominees follows.

Name, Age, and Principal Occupation	Director Since
Ronald Langley, 60 Chairman of the Board of HyperFeed since April 2004; Director of Physicians Insurance Company of Ohio since 1993 and Chairman and Director of PICO Holdings, Inc. since 1996; Chairman of Physicians Insurance Company since 1995. He has also been a Director of Jungfraubahn Holding AG since 2000.	1995

John R. Hart, 45 Director of Physicians Insurance Company of Ohio since 1993 and President and CEO since 1995; Director, President and CEO of Global Equity Corporation from 1995 to 1998 when it was combined with PICO Holdings, Inc.; Director, Chairman, President and CEO of Vidler Water Company, Inc. since 1995; Director, President and CEO of PICO Holdings, Inc. since 1996; Director and Chairman of Citation Insurance Company since 1996; Director, Chairman, President and CEO of Nevada Land and Resource Company, LLC since 1997.	1997

Kenneth J. Slepicka,
49
A Risk Management Consultant in the Financial Service sector since 2000. He also served as President and Treasurer, SBC Warburg Futures Inc. from 1994 to 1998 and Executive Director Fixed Income Trading for O’Connor & Associates from 1985 to 1994. Mr. Slepicka is a former member of the Chicago Board of Trade, Chicago Mercantile Exchange, Chicago Board of Options Exchange, and Pacific Options Exchange. He has held numerous committee memberships at each of the exchanges and has served as a Governor of the Board of Trade Clearing Corporation, member of the FIA Steering Committee and the Federal Reserve FCM Working Group. Mr. Slepicka is currently a Director for Startech Environmental Corp. and the Illinois Fatherhood Initiative.

1998

Louis J. Morgan,
68

Since February 2004, Mr. Morgan became Vice President-Options Trading for IDC Portfolio Management, Inc. From May 1984 until October 1997 Mr. Morgan was Chairman of the Board of HyperFeed. Mr. Morgan served as President of HyperFeed from August 1980 to May 1984 and served as Treasurer from August 1980 to December 1997. From 1962 to 1972, Mr. Morgan was employed as a securities broker and sales manager of a regional New York Stock Exchange member brokerage firm. He was a member of the Chicago Board Options Exchange, Inc. from 1973 to 1986 and served on the Systems Committee of the Chicago Board of Options Exchange, Inc. from 1980 through 1983.

1980

Name, Age, and Principal Occupation	Director Since
Carlos C. Campbell, 67 President, C. C. Campbell & Co.; Director of PICO Holdings, Inc. since 1998; Director of Resource America, Inc; Director of Netwolves, Inc.; Director of Herley Industries, Inc.	N/A

Three (3) of the five (5) nominees including Messrs. Morgan, Slepicka, and Campbell are “independent” within the meaning of NASD listing standards.

The Board has established an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Audit Committee assists the Board in fulfilling its oversight responsibilities. The Board adopted a written charter of the Audit Committee in May 2000. The Audit Committee is responsible for, among other things, monitoring HyperFeed’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. Only outside directors who are not employees of HyperFeed may serve on the Audit Committee, and all members of the Audit Committee are “independent” within the meaning of NASD listing standards and Rule 10a-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee is comprised of Messrs. Slepicka, Morgan, and Borling. Mr. Campbell will replace Mr. Borling upon his election as a director in May 2005. Mr. Slepicka is deemed to be an Audit Committee financial expert within the meaning of Rule 10a-3 under the Securities Exchange Act of 1934, as amended.

The Audit Committee met seven times in 2004.

The Compensation Committee administers the Company’s stock option plans, including the review and grant of stock options to officers and other employees under the Company’s stock option plans. The Compensation Committee also reviews and approves various other company compensation policies and matters, and reviews and approves the salary and other matters relating to compensation of the chief executive officer of the Company. The Compensation Committee is comprised of two members, Messrs Langley and Slepicka. Mr. Slepicka is “independent” within the meaning of NASD listing standards.

The Compensation Committee met one time in 2004.

The Nominating Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board. The Nominating Committee is comprised of Messrs. Borling, Slepicka, and Hart. Two (2) of the three (3) members of the Nominating Committee, Messrs. Borling and Slepicka, are “independent” within the meaning of NASD listing standards.

The Nominating Committee does not have a charter nor does the Nominating Committee have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes that, in light of the Company’s status as a controlled subsidiary of PICO Holdings, Inc., it is appropriate for the Nominating Committee to function without a charter or policy with regard to the consideration of any director candidates recommended by security holders.

The Nominating Committee did not meet in 2004.

During the year ended December 31, 2004, the Board held five meetings. No director attended less than 75% of all the meetings of the Board and the committees on which he served in 2004.

Any stockholder who wishes to communicate directly with our Board of Directors may do so by writing to HyperFeed Board of Directors, c/o Corporate Secretary, 300 South Wacker Dr., Suite 300, Chicago IL 60606. The Corporate Secretary will provide all such communications to the Board of Directors on a confidential basis as soon as reasonably practicable following receipt.

The Company has adopted a Code of Ethics that applies to all of the Company’s employees, including the Company’s principal executive officer, principal financial officer, and principal accounting officer. A copy of the Code of Ethics is available on the Company’s corporate Web site, which is located at www.hyperfeed.com. The Company also intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate Web site.

Compensation Committee Exterior and Insider participation

Messrs. Langley and Slepicka are members of the Compensation Committee. Mr. Henry was also a member of the Compensation Committee through March 2004 at which time Mr. Henry resigned as a director. None of these directors are employees or former employees of HyperFeed. None of the members of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee.

Compensation of Directors

On May 13, 1994, we adopted a policy of paying our non-employee directors $4,000 per year and, in addition, $750 per meeting, plus travel expenses. On November 19, 2002, we adopted a policy of paying Committee members $500 per meeting, plus travel expenses. Mr. Slepicka received $6,500, General Borling received $6,000, Mr. Morgan received $5,000, and Mr. Henry received $2,250 for meeting attendance fees during 2004. PICO Holdings, Inc. received $5,750 on behalf of Messrs. Hart and Langley for meeting attendance fees during 2004.

Effective January 1, 2005, the annual retainer paid to non-employee directors increased from $4,000 to $15,000 per year and the fee per meeting increased from $750 to $1,000. Additionally, the fee paid to Committee members increased from $500 to $750 per meeting. Also effective January 1, 2005, the Chairman of the Audit Committee will receive $2,000 per year.

On March 24, 1999, we adopted a policy of granting options to non-employee directors.

No non-employee directors received an option grant in 2004.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE ELECTION OF THE NOMINEES UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

PROPOSAL 2:  APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS FOR 2004

Deloitte & Touche (including Delotte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (“Deloitte”)), a certified public accounting firm, has acted as our independent auditors since October 2004, having been appointed by our Board. Prior to October 2004, KPMG LLP (“KPMG”), a certified public accounting firm, acted as our independent auditors since 1997, having been appointed by our Board and ratified by our stockholders at our annual meetings in every year since 1997. The Company also engaged Deloitte to (1) provide tax consulting services to HyperFeed and (2) prepare certain tax filings for HyperFeed and its subsidiaries. These tax services had been provided by KPMG prior to October 2004. On March 28, 2005, our Board appointed Deloitte as our independent auditors for the year ending December 31, 2005. A representative of Deloitte is expected to be present at the annual meeting and will have an opportunity to make an independent statement if he or she desires to do so. The representative is expected to be available to respond to appropriate questions.

Audit Fees:  Deloitte has billed HyperFeed $176,000, in aggregate, for professional services rendered by Deloitte primarily for the audit of HyperFeed’s annual financial statements for the fiscal year ended December 31, 2004 and the review of the interim financial statements included in HyperFeed’s Quarterly Reports on Form 10-Q filed for the fiscal quarter ended September 30, 2004. KPMG has billed HyperFeed $42,700 for the reviews of the interim financial statements included in HyperFeed’s Quarterly Reports on Form 10-Q filed during the first and second quarters of fiscal year ended December 31, 2004 and $172,000, in aggregate, for professional services rendered by KPMG primarily for the audit of HyperFeed’s annual financial statements for the fiscal year ended December 31, 2003 and the reviews of the interim financial statements included in HyperFeed’s Quarterly Reports on Form 10-Q filed during the fiscal year ended December 31, 2003.

Audit-related Fees:  In addition, Deloitte has billed HyperFeed $12,000 primarily for the audit of HyperFeed’s 401(k) Retirement Savings Plan.

Tax Fees:  Deloitte has billed HyperFeed $25,000, in aggregate, for services rendered by Deloitte during 2004 for all tax fees, substantially all of which was for tax consulting services.

All Other Fees:  Deloitte has not billed HyperFeed for any other services performed in 2004.

If the stockholders do not ratify Deloitte & Touche LLP as our independent auditors, the Board will reconsider, but is not obligated to change its decision appointing that firm as our independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR 2004. THE PERSONS NAMED ON THE ENCLOSED PROXY CARD INTEND TO VOTE THE PROXIES SOLICITED HEREBY FOR THE APPROVAL AND RATIFICATION OF DELOITTE & TOUCHE LLP UNLESS SPECIFICALLY DIRECTED OTHERWISE ON SUCH PROXY CARD.

EXECUTIVE OFFICERS

The table below sets forth certain information as of March 28, 2005 with respect to our current executive officers.

Name	Position	Age
Paul Pluschkell (1)	President and Chief Executive Officer	40
Tom Wojciechowski (2)	Executive Vice President of Sales	45
Randall J. Frapart (3)	Senior Vice President and Chief Financial Officer	46

(1)          President and Chief Executive Officer since January 2004 and President since August 2002. Mr. Pluschkell served as President of Global Crossing’s NextGen from 2001 to August 2002. In another position at a Global Crossing subsidiary, Global Center, he served as Executive Vice President of Global Sales, Marketing, & Products from 2000 to 2001. From 1998 to 1999, he was IXnet-IPC’s Chief Strategy Officer and Executive Vice President of Enterprise Sales. In 1996, Mr. Pluschkell founded his own company, MXnet, where he acted as CEO. In 1998, he sold MXnet to IXnet.

(2)          Executive Vice President of Sales since August 2004 and Senior Vice President of the Americas from September 2002 to August 2004. Mr. Wojciechowski was the Senior Vice President at eCredit from 2001 to 2002. He served as Senior Vice President of Exodus/Global Center, a Global Crossing Company, from 2000 to 2001. Between 1998 and 2000, he led MoneyLine Network Inc.’s Senior Vice President of Sales and Marketing. Mr. Wojciechowski served in many positions at Reuters in American and internationally since 1984, but most recently was Vice President of Reuters America from 1996 to 1998.

(3)          Senior Vice President and Chief Financial Officer since September 2002. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from 1995 to 2001. Mr. Frapart began his career at KPMG, where he held various positions in the Information, Communication and Entertainment Assurance practice for 12 years.

Executive Compensation

The following table summarizes the compensation for the past three years of the Company’s Chief Executive Officer and the two most highly compensated executive officers who were serving as executive officers and two former executive officers which we collectively refer to as our “named executive officers,” at the end of 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Awards
Name and Principal Position	Year	Salary	Bonus (1)	Other Compen- sation (2)	Shares underlying Options
Paul Pluschkell (3)	2004	$300,000	—	$7,875	10,175
President and Chief Executive Officer	2003	$225,000	$337,500	$7,875	35,612
	2002	$86,106	—	—	40,000

Tom Wojciechowski (4)	2004	$194,214	—	$5,564	4,058
Executive Vice President of Sales	2003	$185,000	$25,000	$5,550	14,204
	2002	$56,093	—	—	10,000

Randall J. Frapart (5)	2004	$165,625	—	$4,969	4,058
Senior Vice President and Chief Financial Officer	2003	$160,000	—	$4,800	19,204
	2002	$46,154	—	—	5,000

Frank J. Guerrera (6)	2004	$180,098	—	—	—
Exec. Vice President and Chief Operating Officer	2003	$194,167	$51,500	—	14,204
	2002	$57,516	—	—	10,000

Jeffrey Wagner (7)	2004	$250,000	—	$5,625	—
Senior Vice President and Chief Technology Officer	2003	$69,231	$3,500	—	22,000

(1)          Mr. Pluschkell’s bonus amount for 2003 was calculated in accordance with his Employment Agreement. The bonus amount for all other executives for 2003 was discretionary and determined by the Compensation Committee.  These bonuses were accrued in 2003 and paid in first quarter 2004

(2)          Other Compensation includes matching contributions by the Company under the Company’s 401K plan.

(3)          The Company employed Mr. Pluschkell in August 2002. Amounts for 2002 represent amounts paid by the Company from August 2002 through December 2002. Mr. Pluschkell’s annual salary for 2002 was $225,000. Mr. Porter served as Chief Executive Officer from July 1997 through December 2003 when he relinquished the position of Chief Executive Officer to Mr. Pluschkell. Mr. Porter continued to serve as an officer of the Company and as Chairman of the Board until March 31, 2004, at which time he resigned as Chairman. Mr. Porter received annual salary of $45,000 for 2004 and $180,000 for 2002 and 2003, and a 401K match of $1,350, $3,600, and $3,375 during 2004, 2003, and 2002, respectively. Mr. Porter was awarded shares underlying options of 71,074 and 17,500 in 2003 and 2002, respectively, and was awarded no shares underlying options in 2004.

(4)          The Company employed Mr. Wojciechowski in September 2002. Amounts for 2002 represent amounts paid by the Company from September 2002 through December 2002. His annual salary for 2002 was $185,000.

(5)          The Company employed Mr. Frapart in September 2002. Amounts for 2002 represent amounts paid by the Company from September 2002 through December 2002. His annual salary for 2002 was $160,000.

(6)          The Company employed Mr. Guerrera in September 2002. Amounts for 2002 represent amounts paid by the Company from September 2002 through December 2002. His annual salary for 2002 was $185,000. Mr. Guerrera left the Company in August 2004. His annual salary for 2004 was $205,000.

(7)          The Company employed Mr. Wagner in September 2003. Amounts for 2003 represent amounts paid by the Company from September 2003 through December 2003. His annual salary for 2003 and 2004 was $250,000. Mr. Wagner left the Company in December 2004.

The following table shows the total number of options granted to each of our named executive officers during 2004 (both as the number of shares of common stock subject to such options and as a percentage of all options granted to employees during 2004) and, for each of these grants, the exercise price per share of common stock and option expiration date. No SARs were granted in 2004.

OPTION GRANTS IN 2004 FISCAL YEAR

Name	Number of Securities Underlying Options (#)	% of Total Options Granted to Employees in Fiscal year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Options
					5%(1)	10%(1)
Paul Pluschkell	10,175	36.4%	$3.700	05/24/09	$10,401	$22,984
Tom Wojciechowski	4,058	14.5%	$3.700	05/24/09	$4,148	$9,167
Randall J. Frapart	4,058	14.5%	$3.700	05/24/09	$4,148	$9,167
Frank J. Guerrera	—	—	—	—	—	—
Jeffrey Wagner	—	—	—	—	—	—

(1)          The dollar amounts under these columns are the result of calculations at the 5% appreciation and 10% appreciation rates for the full term of the options as required by the Securities and Exchange Commission (“SEC”). The dollar amounts presented are not intended to forecast possible future appreciation, if any, of the price of our common stock.

The following table sets forth, for each of our named executive officers, the total number of shares of common stock underlying unexercised options and the aggregate dollar value of unexercised, in-the-money options, separately identifying the exercisable and unexercisable options. No SARs were outstanding in 2004. No options were exercised by any of the named executive officers during 2004.

AGGREGATED OPTION EXERCISES IN 2004
FISCAL YEAR AND FY-END OPTION VALUES

	Number of Shares Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY- End ($)(1)
Name	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Paul Pluschkell	38,537 / 47,250	— / —
Tom Wojciechowski	11,402 / 16,860	— / —
Randall J. Frapart	9,735 / 18,527	167 / 333
Frank J. Guerrera	— / —	— / —
Jeffrey Wagner	— / —	— / —

(1)          These values represent the excess, if any, of the fair market value of the shares of common stock subject to Options on December 31, 2004 over the respective option prices.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	186,813	$5.50	313,187
Equity compensation plans not approved by security holders	—	N/A	—
Total	186,813	$5.50	313,187

(1) Consists of the 1999 Combined Incentive and Non-Statutory Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Mr. Porter served as Chief Executive Officer from July 1997 through December 2003 when he relinquished the position of Chief Executive Officer. Mr. Porter continued to serve as an officer of the Company and as Chairman of the Board until March 31, 2004, at which time he resigned as Chairman. HyperFeed and Mr. Porter entered into a resignation agreement, which provides (i) for cash severance of $360,000 payable during second and third quarters of 2004 and (ii) that all of Mr. Porter’s options are cancelled effective April 3, 2004 in accordance with the terms of the applicable award grants.

Mr. Pluschkell has an employment agreement for the period of January 1, 2004 to December 31, 2005 that provides for base salary, for bonuses based on the Company meeting certain financial and performance metrics, and for one year of base salary if he is terminated from the Company. Messrs. Wojciechowski and Frapart have agreements that provide for base salary and for bonuses based on the Company meeting certain financial and performance metrics.

Stock Plans

EMPLOYEE STOCK PURCHASE PLAN.  We currently have reserved an aggregate of 200,000 shares of common stock for issuance under our 1995 Employee Stock Purchase Plan (the “Plan”), as amended. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986 and permits our eligible employees to purchase common stock through payroll deductions of up to 10% of their annual salary in any calendar year to a maximum of $5,000 per offering. The Plan has four three-month offering periods beginning on the first day of each quarter. No employee may purchase more than 5% of our outstanding voting capital stock or an amount more than $20,000 worth of stock in any calendar year. The purchase price of common stock purchased under the Plan equals 85% of the market value of the common stock, as calculated in the Plan, on the first or last day of an offering period, whichever is lower. During 2004, 9,084 shares were sold to employees in accordance with the Plan.

INCENTIVE STOCK OPTION PLAN.  We have reserved an aggregate of 500,000 shares of common stock for issuance under our 1999 Combined Incentive and Non-Statutory Stock Option Plan (the “Option Plan”), which may be granted to our employees, officers, directors and consultants. The Option Plan is administered by our Compensation Committee. Generally, options may be granted to our employees, officers, directors and consultants at a purchase price equal to the fair market value (as defined in the Option Plan) of our common stock at the date of grant, vest ratably over a three year period, and are exercisable for a period of up to five years from the date of grant. During the past fiscal year, options for 27,991 shares were granted under the Option Plan.

401(K) PLAN.  We maintain a 401(k) retirement savings plan for employees meeting certain eligibility requirements. Under the 401(k) Plan in 2004, we matched 100% of the first 3% of annual salary contributed by an employee to the 401(k) Plan. During the last fiscal year, we made matching contributions of approximately $73,927 under the 401(k) Plan.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 28, 2005 regarding the beneficial ownership of shares of our common stock by each director and named executive officer, and by all current directors and executive officers as a group.

Name	Beneficial Ownership of Shares of Common Stock	Percent of Class (1)
Paul Pluschkell (2)	72,103	2.3%
Ronald Langley (3)	1,881,928	55.3%
John Hart (3)	1,881,928	55.3%
Kenneth J. Slepicka (4)	7,031	*
Louis J. Morgan (5)	7,232	*
John L. Borling (6)	5,944	*
Tom Wojciechowski (7)	27,292	*
Randall J. Frapart (8)	21,780	*
All Directors and Officers as a Group (13 persons) (9)	2,023,310	59.9%

* Represents holdings of less than 1%.

(1)          The percent of class calculation for each named officer or director includes shares that may be acquired upon exercise of options exercisable within 60 days of March 28, 2005. Such shares are deemed outstanding for computing the percentage beneficially owned, but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(2)          Includes 53,799 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005.

(3)          Mr. Langley, a Director of HyperFeed since 1995, is a Director of PICO Holdings, Inc. (“PICO”). Mr. Hart, a Director of HyperFeed since July 1997, is President and Chief Executive Officer of PICO. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 1,881,928 shares of our common stock beneficially owned by PICO. This number of shares deemed beneficially owned includes 310,617 shares of common stock which are issuable upon exercise of a common stock Purchase Warrant issued to PICO or its subsidiaries. See “Principal Stockholders.” Mr. Langley and Mr. Hart each disclaim beneficial ownership of these shares within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

(4)          Includes 1,834 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005.

(5)          Includes 1,834 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005.

(6)          Includes 1,834 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005.

(7)          Includes 17,489 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005.

(8)          Includes 17,488 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005.

(9)          Includes 94,278 shares of common stock, which may be acquired upon exercise of options exercisable within 60 days of March 28, 2005. Includes 310,617 shares of common stock, which may be acquired upon exercise of a common stock Purchase Warrant.

Principal Stockholders

The following table sets forth information as of March 28, 2005 regarding each person other than our directors who were known by us to own beneficially more than 5% of the outstanding shares of common stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of March 28, 2005	Percent of Outstanding Shares(1)
PICO Holdings, Inc 875 Prospect Street, Suite 301 La Jolla, California 92037	1,881,928 (2)	55.3%

(1) The percent of the outstanding shares is based upon the number of common shares outstanding as of March 28, 2005 (3,089,493), plus the number of common shares that the selling security holder may acquire upon exercise of warrants.

(2) On May 22, 2003, PICO Holdings, Inc. (“PICO”) filed an amended Schedule 13D with the Securities and Exchange Commission reporting that it beneficially owns 1,856,928 shares of our common stock (after giving effect to the one for ten reverse stock split in August 2003). Separately, we understand such amount includes 310,617 common shares, which may be acquired upon exercise of the Common Stock Purchase Warrants beneficially owned directly by PICO.

Certain Transactions

On March 28, 2005, the Company and PICO amended and restated a Secured Convertible Promissory Note issued to PICO by the Company on November 2, 2004 (“Note”). Under the Note, the Company may borrow up to $4.0 million at an interest rate of prime plus 2.75% and the Note is due on March 28, 2006. The Note provides that number of shares that PICO would receive in connection with a conversion of any amounts outstanding would be determined by dividing the total outstanding amount to be converted by the lesser of 80% of the five-day moving average per share price of the Company’s common stock on the date the Note was given or the conversion date. The number of shares issuable upon conversion is not subject to a cap. In addition, the Company issued to PICO a commitment fee of common stock of the Company with a fair value of $75,000. The Note is secured by the assets of the Company, subordinate to the security interest granted under the Company’s $500,000 line of credit.  As of March 28, 2005, the Company has drawn $1,095,000 on the Note.

As of March 28, 2005, Ron Langley and John Hart own 27.7% and 27.1% beneficial ownership, respectively, of PICO, Mr. Langley, a Director and Chairman of HyperFeed, is a Director and Chairman of PICO. Mr. Hart, a Director of HyperFeed, is President and Chief Executive Officer of PICO. As such, Mr. Langley and Mr. Hart each may be deemed to beneficially own the 1,881,928 shares, or 55.3%, of our common stock beneficially owned by PICO. This number of shares deemed beneficially owned includes 310,617 shares of common stock which are issuable upon exercise of a common stock Purchase Warrant issued to PICO or its subsidiaries.

Compliance with Section 16(A) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2004, our officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements except: Messrs. Pluschkell, Wojciechowski, and Frapart filed one late report on Form 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is comprised solely of “independent directors” within the meaning of NASD listing standards and Rule 10a-3 under the Securities Exchange Act of 1934, as amended, and it operates under a written charter adopted by the Board of Directors in May 2000. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Mr. Slepicka is an Audit Committee financial expert within the meaning of Rule 10a-3 under the Securities Exchange Act of 1934, as amended.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and to monitor the independence and performance of the Company’s independent auditors.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company’s independent auditors. The Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

The Audit Committee has reviewed and discussed with the management of HyperFeed and Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s annual report to stockholders for the fiscal year ended December 31, 2004. The Audit Committee also has discussed with representatives of Deloitte the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte their independence. The Audit Committee also has considered whether the provision of other non-audit services to the Company by Deloitte is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee

Kenneth J. Slepicka, Chair
John Borling
Louis J. Morgan

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

To Our Stockholders:

In October 1997, the Board established a Compensation Committee for administering our executive compensation programs. Prior to that time, the entire Board was generally responsible for administering the programs. The Compensation Committee also assumed responsibility for administering our Option Plans from our Incentive Stock Committee.

Compensation Philosophy

Our executive compensation program is intended to attract, develop, reward and retain quality management talent. It is our philosophy that executive compensation should recognize an individuals’ contribution to us and should be competitive with compensation offered by other computer software and service companies. To further align executive officers’ interests with those of the stockholders, our executive compensation program also relies on stock option awards.

Compensation Components

The components of our executive compensation program are as follows: base salary, bonus and stock option awards.

Base Salary.  The Board establishes the base salary to be paid to our chief executive officer based upon recommendations from the Compensation Committee. In determining their recommendations, the Committee takes into account several factors such as an individual’s experience, responsibilities, management and leadership abilities, and job performance in the prior year.

Bonus.  For 2004, the Compensation Committee and the Board approved guidelines for the payment of cash bonuses to executives based upon improvements in the operating performance of the Company. Messrs. Pluschkell, Guerrera, Wojciechowski, and Wagner received bonus payments for 2003 that were paid in during first quarter 2004. No bonuses were awarded in 2004.

Stock Options.  The Board believes stock options are a key long-term incentive vehicle because they provide executives with the opportunity to acquire or increase an equity interest in us and to share in the appreciation of the value of our common stock. Stock option grants, therefore, directly align the executive’s interest with those of the stockholders.

Stock options are granted to the executive officers and other key managers by our Compensation Committee (formerly our Incentive Stock Committee) under our 1999 Combined Incentive Stock and Non-Statutory Option Plan generally every 12 months. Options are generally granted with a three-year vesting and a five-year exercise period in order to encourage executives and managers to take a long-term view of the impact of their individual contributions to us. In determining the number of options to be awarded to each individual, the Committee considers the executive’s level of management responsibility and potential impact on our profitability and growth. During the 2004 fiscal year, options were granted to Messrs. Pluschkell, Wojciechowski, and Frapart at an option price equal to or greater than the fair market value of our stock on the date of grant.

Chief Executive Officer Compensation

The Compensation Committee and Board establish the compensation of our Chief Executive Officer. In determining the level of compensation, the Committee and Board consider a variety of factors, such as experience, effectiveness as a manager, leadership skills, and job performance in the prior year, as well as the market value of Chief Executive Officers of similar companies in similar industries.

Compensation Committee

Ronald Langley, Chair
Kenneth J. Slepicka

COMPARATIVE CUMULATIVE SHAREHOLDER RETURN

The graph presented below compares the five-year cumulative total return of HyperFeed, the Nasdaq US Index and the Nasdaq Computer & Data Processing Services Stocks index from December 31, 1999 to December 31, 2004. Total return is based on an assumed investment of $100 on December 31, 1999.

	1999	2000	2001	2002	2003	2004
HYPR	100.00	33.78	13.19	6.49	13.28	5.84
Nasdaq US Index	100.00	60.31	47.84	33.07	49.45	53.81
Nasdaq Computer & Data Processing Services Stocks	100.00	45.88	36.95	25.48	33.56	36.97

Annual Report

Our annual report to stockholders for the fiscal year ended December 31, 2004, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the annual report, and it is not to be considered as constituting any part of the proxy soliciting material.

Stockholder Proposals

From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. We must receive proposals for the 2006 stockholders’ meeting no later than December 15, 2005. Any such proposals, as well as any questions related thereto, should be directed to our Secretary.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, if a shareholder notifies us after February 22, 2005 of an intent to present a proposal at our 2005 Annual Meeting of shareholders, our proxy holders will have the right to exercise discretionary vesting authority with respect to the proposal without including information regarding the proposal in our proxy materials.

Other Matters

Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2004 is available without charge to stockholders upon written request to our Chief Financial Officer and is available on the Company’s Web site, www.hyperfeed.com.

By order of the Board of Directors

RANDALL J. FRAPART
Senior Vice President and Chief Financial Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HYPERFEED TECHNOLOGIES, INC.
300 SOUTH WACKER DRIVE, SUITE 300
CHICAGO, ILLINOIS 60606

THE UNDERSIGNED HEREBY APPOINTS PAUL PLUSCHKELL AND RANDALL J. FRAPART AS PROXIES, EACH WITH THE POWER TO APPOINT A SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF HYPERFEED TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 28, 2005 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2005 OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(1) ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

Ronald Langley, John R. Hart, Kenneth J. Slepicka, Louis J. Morgan, Carlos C. Campbell

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT
NOMINEE’S NAME IN THE SPACE PROVIDED BELOW:

(2) The approval and ratification of Deloitte & Touche LLP as our independent auditors for 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

THIS PROXY WHEN PROPERLY ENDORSED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR THE ELECTION OF ALL NOMINEES.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. FOR JOINT ACCOUNTS, ALL TENANTS
SHOULD SIGN. IF SIGNING FOR AN ESTATE, TRUST, CORPORATION, PARTNERSHIP OR OTHER
ENTITY, TITLE OR CAPACITY SHOULD BE STATED.

DATED: , 2005

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED RETURN ENVELOPE